UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

Rithm Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

799 Broadway New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange
8.750% Series E Fixed-Rate Cumulative Redeemable Preferred Stock	RITM PR E	New York Stock Exchange
8.750% Series F Fixed-Rate Reset Cumulative Redeemable Preferred Stock	RITM PR F	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Rithm Capital Corp. (the “Company”), the Company’s stockholders approved the First Amendment (the “First Amendment”) to the Rithm Capital Corp. 2023 Omnibus Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock, par value $0.01, of the Company reserved for issuance under the 2023 Plan by 35,000,000 shares to 69,240,000 shares, less one share for every share subject to an award granted under the 2023 Plan on or after April 1, 2026 and prior to the Annual Meeting. The First Amendment had previously been approved, subject to stockholder approval, by the Company’s Board of Directors.

A summary description of the material terms of the First Amendment was included in the Company’s definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission on April 9, 2026, in connection with the Annual Meeting. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached as Annex B to the Definitive Proxy Statement and is filed as Exhibit 10.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on the matters described below.

1.	The Company’s stockholders elected two Class I directors, who comprise all the directors of such class, to serve until the 2029 Annual Meeting of Stockholders and until their successors are elected and duly qualified. The numbers of shares that voted for the election of such directors, withheld voting for such directors and represented broker non-votes with respect to this proposal are summarized in the table below.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes*
David Saltzman	200,196,253	28,197,137	146,946,021
William D. Addas	219,162,505	9,230,885	146,946,021

2.	The Company’s stockholders approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The numbers of shares that voted for, against and abstained from voting for or against the ratification of the selection of Ernst & Young LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
368,163,966	3,268,629	3,906,816

3.	The Company’s stockholders approved (on a non-binding advisory basis) the compensation of the Company’s named executive officers as described in the Company’s Definitive Proxy Statement. The numbers of shares that voted for, against, abstained from voting and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
191,163,402	32,850,187	4,379,801	146,946,021

4.	The Company’s stockholders approved the First Amendment. The numbers of shares that voted for, against, abstained from voting and represented broker non-votes with respect to this proposal are summarized in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes*
211,581,992	11,987,771	4,823,627	146,946,021

No other matters were considered and voted on by the Company’s stockholders at the Annual Meeting.

* Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (the “NYSE”) rules from voting on a particular matter. Under the NYSE rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who did not receive instructions from the respective beneficial owners were not entitled to vote on (i) the election of two Class I directors, (ii) the approval (on a non-binding advisory basis) of the compensation of the Company’s named executive officers or (iii) the approval of the First Amendment. Brokers who did not receive instructions from the respective beneficial owners were entitled to vote on the ratification of the appointment of the independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	First Amendment to the Rithm Capital Corp. 2023 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITHM CAPITAL CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer

Date: May 21, 2026